Exhibit 99.1
Contract for Joint Investment to Develop and
Construct NO.B48 lot in Beibei District Beibei New
Town Construction Area
(NO.SX2007001)
CHAPTER ONE
     This contract is made and entered into by and between Chongqing City Hechuan District Jiasheng Property development Co. Ltd.(“Party A”) and Huayufeng industry (Chongqing) Co. Ltd. (“Party B”)To exert the preponderance of each party and to make some contributions to the urbanization construction of Beibei District Chongqing City together, through mutual friendly negotiation, Party A agrees to invest the NO.B48 lot owned by himself in Beibei District Beibei new town construction area to develop and construct commercial residential building jointly with Party B. In accordance with the relevant provisions of the Contract Law of the People’s Republic of China and the City real estate development and business management Ordinance of Chongqing City and on the basis of principal of equality, free will, reciprocity and mutual benefit and with a view to make the rights and obligations of the parties hereto clear, Party A and Party B hereby agree to enter into this contract.
CHAPTER TWO PARTIES TO THIS INVESTMENT
     Chongqing City Hechuan District Jiasheng Property development Co. Ltd. (hereinafter called Party A), Address for service of process: NO. 2 of West Ruishan Street, Hechuan District, Chongqing City; Legal representative (corporation’s initial agent for service of process): Zhang Xiaodong.
     Huayufeng industry (Chongqing) Co. Ltd. (hereinafter called Party B), Address for service of process: Wushan Industrial park, NO.57 added NO.9 of Jiefang Road, Shuitu Town, Beibei District, Chongqing City. Legal representative (corporation’s initial agent for service of process): Chen Xuemin.

CHAPTER THREE GENERAL SITUATION OF THIS
PROJECT
     Article 1 The lot of this project is suited at Jinyun avenue, Beibei new town, Beibei District, one part of the land being numbered as B48-1/01 and B48-2/01 ascertained in Controlling detailed plan of B standard sub area Beibei group Chongqing City (See Appendix A).
     Article 2 The acreage of the NO.B48 lot is about 24.91mu, boundary of the lot: it is subject to the red line of land delivery made by the State-owned land administration department and the planning building area is about 40,000 square meters.
CHAPTER FOUR APPROACHES TO INVESTMENT
AND COOPERATION
     Article 3 It operates as setting a project section for part A separately: this project needs about 62,000,000yuan RMB after checking (See Appendix B). Party A shall contribute 52,000,000yuan and Party B shall contribute 10,000,000yuan as per this contract. Party A shall be responsible for the bulk of business management and operation of the development of the project. Except Party B participates in all the business management pursuant to this contract, as to this project, the two parties shall be independent in finance and sharing risks. The two parties hereto shall enjoy rights and undertake obligations under proportion, Party A accounting for 80% and Party B accounting for 20%.
     1 The term for a financial return on the investment is 24 months from the date that Party B transfers the funds to the account appointed by Party A and Party B. Where it comes due the two parties hereto shall allocate profits and undertake obligations at the ratio of the actual total investment.
     2 The funds shall be contributed by Party A and Party B respectively in installments. The 10,000,000yuan RMB (¥10000000.00yuan) which is Party B’s share shall be contributed in a lump, that is to say Party B shall remit 10000000yuan (¥10000000.00yuan) to the project special account appointed by Party A and Party B within 10 days from this agreement is signed.

     3 The aggregate price of the land subtracting the funds contributed by Party B and the prior construction funds (the cost for planning and designing, construction, city supporting installations, subdivision construction, Water and electricity installment and place renovation) is about 52000000yuan, and Party A shall be responsible for raising, investing and application of the funds therein. Party A may use the land use right of NO.B48 lot to finance or raise funds from the financial departments, other units or individuals.
     4 The contribution made by Party A shall be accounting for 80% of the total amount and Party B shall be accounting for 20% of the total amount. Where the total investment stipulated in chapter four is insufficient, Party A shall be responsible for the increased investment separately. After the termination of this project, the two parties hereto shall share profits or undertake losses at the ratio of their respective contributions.
     Article 4 Party A shall be responsible for the related procedures for the development and construction of the NO.B48 lot, and the two parties hereto shall be jointly responsible for the land leveling, infrastructure construction and the development, construction, sale and business management of this Project.

     Article 5 The two parties hereto shall be jointly responsible for the supervision of the development, construction, sale and business management of the Project and correlative audit. Where it needs the financial audit separately, Party B shall be responsible for the expense.
CHAPTER FIVE TERM OF INVESTMENT AND
COOPERATION
     Article 6 The term of this investment and cooperation shall be two years determined by the two parties hereto, commencing from the date on which Party B deposit the funds to the account appointed by Party A and Party B.
     Article 7 Investment by Party A and Party B shall be made in RMB or equivalent in RMB.

CHAPTER SIX DISTRIBUTION OF PROFITS
     Article 8 After paying the taxes the profits in net will be distributed according to the proportion of each party’s investment. Party B agrees to distribute in kind, and it shall be distributed 6600 square meters floor space of the commercial residential building in the price of each square meter unit: 2,560 Yuan. Party A shall sell it on consignment for Party B.
     Article 9 The 6600 square meters floor space distributed to Party B pursuant to article 8 shall be sold by Party A on consignment. Party A shall guarantee that the amount of the sales shall not less than 16,600,000yuan RMB (after paying the taxes) and shall pay the money to Party B by way of remittance pursuant to provisions contained herein. Where Party B obtains the profits and by the virtue of policy, other fees and taxes are needed, Party B shall bear them by himself.
     The payment of the amount of sales on consignment is in two installments, the time for the first installment is: prior to the 15th of the 13th month from the date that Party B transfers the funds of 10,000,000yuan to the account appointed by Party A and Party B, Party A shall transfer the 3,300,000yuan of amount of sales to the account appointed by Party B; The time for the second installment is: prior to the 15th of the 25th month from the date that Party B transfers the funds of 10,000,000yuan to the account appointed by Party A and Party B, Party A shall transfer another 3,300,000yuan of amount of sales to the account appointed by Party B.
     Article 10 When Party A pursuant to provisions contained herein sells out the houses on consignment and pays the amount of sales to Party B, the termination of the allocation of profits by Party B shall be regarded arrival. The residual assets and problems left over of this project shall be disposed and assumed by Party A separately and Party B shall have no dissent.
     Article 11 The proceeds of sales of this project shall be deposited in a separate account, and firstly used for construction funds and paying national fees and taxes, construction fees, city supporting installations fees, infrastructure construction fees and returning bank advances and project financing money; secondly the funds shall be used to ensure the payment of the amount of sales on consignment to Party B. The funds shall not be withdrawal or used for any other purpose by Party A without the consent of Party B.
CHAPTER SEVEN FINANCE MANAGEMENT
     Article 12 In order to strengthen the project funds management, a separate bank account shall be opened, special financial bookkeeping shall be set and a special funds management system shall be adopted. Any party hereto shall not be in violation of regulations.
     Articles 13 In order to guarantee the project funds security and be earmarked for specific purpose, the two parties hereto supervise and manage the project funds jointly. Party A shall provide a copy of financial statement to Party B each month and accept audit by correlative financial accountant sent by Party B each quarter and bear the travel charge of the audit party. Party B shall pick up the tab for audit.

     Article 14 Party B shall contribute 10,000,000yuan. 7,000,000yuan of them shall be earmarked for NO.B48 lot in Beibei, and another 3,000,000yuan shall be used to return the partner’s prior period investment funds.
CHAPTER EIGHT LIABILITY FOR BREACH OF
CONTRACT
     1, Where Party A changes the usage of the funds contributed by Party B, financing funds getting though bank loan and the proceeds of sales without authorization, misappropriates them or carries on the use which has nothing to do with this project, it shall be treated as breach of the contract.
     2, Where Party B dose not contribute the funds under the time frame stipulated herein or required by Party A or terminates the contract unilaterally or withdraws the funds ahead of time without the consent of Party A, it shall be treated as breach of the contract by Party B, and Party B shall pay 30% of the total amount of investment overdue as liquidated damages (except the cause of financial policy, procedure of the bank and so on).

     3, Where Party A fails to sell out Party B’s house property, when more than 15 days are overdue, Party A shall pay 3‰ of the total amount of the arrearage each day as overdue fine. Where more than 60 days are overdue, Party B has the right to get 25% of the total amount of the real estate building property right and the value of the house shall be fixed subject to the development cost price. The cost price is include development cost and correlative fees and taxes at the stage of sale and the fees for water, electricity, gas, telephone and cable television and environmental greening of the subdivision fees. All of them shall be settled by Party B.
CHAPTER NINE MISCELLANEOUS
     Article 15 For safety of the funds contributed by Party B, the certificate of land use right for NO.B48 lot shall be kept by Party B. Where it is needed by Party A to go through correlative development formalities, Party B shall offer it unconditionally and assist to go through the related formalities (See Appendix C).

     Article 16 The two parties hereto assent to allow Party A to use this lot to finance in the form of project loan or give it as security for mortgage credit. The amount financed shall only be used for the development and construction of this project and be put in the special bank account for unified management and supervision.
     Article 17 After the completion of the whole project, Party A shall liquidate the creditor’s rights and debts of the whole project without delay. After squaring the investment and profits with Party B, all debts due to, and owing by, shall be owned by Party A.
     Article 18 Termination of contract: After the completion of this project, from the date on which Party A squares the amount of sales on consignment with Party B, this contract terminates automatically.
     Article 19 This contract is in four originals, two originals for each party and all of them are legally of the equal effect. It comes into effect upon the signature and seal. Where no agreement can be reached after consolation, any or all disputes arising out of or relating to this contract shall be submitted to the Arbitration Committee in Chongqing City for arbitration.

Party A :( signature and seal)	Party B: (signature and seal)

Legal representative:	Legal representative:

Date: